STEELE & CO.
CHARTERED ACCOUNTANTS
*Representing incorporated professionals

SUITE 808                                    TELEPHONE:      (604) 687-8808
808 WEST HASTINGS STREET                     TELEFAX:        (604) 687-2702
Vancouver, B.C., CANADA V6C 1C8              EMAIL:          email@steele-co.us



                                        CONSENT OF INDEPENDENT ACCOUNTANTS


Fairchild International Corporation




We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Fairchild International Corporation's of our independent auditors' report dated March 19, 2001 relating to the financial statements which appear in Fairchild International Corporation's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999 (File No. 0-28305) and our independent accountants' report dated May 14, 2001 relating to the financial statements which appear in Fairchild International Corporation's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2001 (File No. 0-28305). We also consent to the reference to us under the heading "Experts" in the Reoffer Prospectus which is a part of such Form S-8 Registration Statement.


                                                    /s/ Steele & Co.

Vancouver, Canada
July 18, 2001                                    CHARTERED ACCOUNTANTS